UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

SECURE AUTOMATED FILING ENTERPRISES INC.

(Exact name of registrant as specified in charter)

Nevada	333-103781	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

347 Evergreen Way, Point Roberts, Washington	98281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 414-4144

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. CHANGES IN CONTROL OF REGISTRANT

On the 3rd day of March 2005, Rory O'Byrne completed a transaction whereby he sold all his shares in the Company to Daniel Hunter. As a result of the transaction, Daniel Hunter has acquired control of the registrant. Daniel Hunter acquired with his personal funds 1,020,000 shares of common stock for $50,000 from Mr. O'Byrne. Daniel Hunter is now the beneficial holder of 34% of the registrant's issued and outstanding common stock.

As a condition of the sale, the current board will appoint Daniel Hunter as Chief Executive Officer, Chief Financial Officer, and to the Company's board of directors, and then the current board and officer will resign. The appointment of Daniel Hunter as an officer and to the board of directors will become effective ten days after the delivery of an information statement to the shareholders complying with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder.

There are no arrangements, known to the registrant, the operation of which may at a subsequent date result in a change in control of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secure Automated Filing Enterprises Inc.

Signatures	Title	Date

/s/Rory O'Byrne Rory O'Byrne	President, Principal Executive Officer, and member of board of Directors	March 4, 2005